UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2009

SHENTANG INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148545	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7/F Shenping Liyuan Bldg, 3 Longcheng BeiLu, Longgang Central City, Longgang District, Shenzhen 518116, People’s Republic of China
(Address of principal executive offices) (Zip Code)

(206) 202-3226
(Registrant’s telephone number, including area code)

1212 Haida Avenue, Saskatoon, Saskatchewan, Canada S7M 3W7
(Former name or former address, if changed since last report)

Copies to:
Kristina L. Trauger, Esq.
Anslow & Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 22, 2009, Shentang International, Inc. (the “Company”) filed a Form 8-K (the “Initial Form 8-K”) that disclosed that the Company entered into a Share Purchase Agreement and Share Exchange (the “Exchange Agreement”) with Boom Spring International Limited, a British Virgin Islands corporation (“Boom Spring”), the shareholders of Boom Spring (the “Boom Spring Shareholders”), and Shengtang Craft Design (Shenzhen) Co., Ltd., a wholly foreign-owned enterprise established under the laws of People’s Republic of China, which is a wholly-owned subsidiary of Boom Spring (“Shengtang”).

The sole purpose of this amendment is to include updated unaudited financial statements for Boom Spring for the quarter ended June 30, 2009.  Other than the updated financial information, the Initial Form 8-K remains unchanged.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.4	The Unaudited Consolidated Financial Statements of Boom Spring as of June 30, 2009 and 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SHENTANG INTERNATIONAL, INC.

Date: September 15, 2009	By:	/s/ Zhongmin Chen
Zhongmin Chen President, Chief Executive Officer and Chairman of the Board of Directors